As filed with the Securities and Exchange Commission on February 23, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3049219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California 94608

(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Paul E. Freiman

Chief Executive Officer

2000 Powell Street, Suite 800

Emeryville, California 94608

(Name and Address of Agent For Service)

Copy to:

Stephen C. Ferruolo, Esq.

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122-1246

Telephone: (858) 450-8400

Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,500,000	$3.70	$5,550,000	$593.85

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s 2003 Equity Incentive Plan or the forms of awards granted thereunder. Each share of common stock includes certain purchase rights issued pursuant to that certain Rights Agreement, dated as of May 27, 2005, between the registrant and American Stock Transfer & Trust Company.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq SmallCap Market, on February 21, 2006.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission pursuant to the 1934 Act are hereby incorporated by reference in this prospectus and made a part hereof:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2005;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005;

3.	Our Current Reports on Form 8-K filed with the SEC on August 26, 2005, September 23, 2005, September 28, 2005, November 10, 2005, December 1, 2005, December 7, 2005, January 24, 2006 and February 9, 2006 (except as to information furnished on Form 8-K under Item 2.02, which shall not be incorporated herein by reference);

4.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 14, 1994, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the issuance of the common stock being offered hereby is being passed upon by Heller Ehrman LLP, San Diego, California. Stephen C. Ferruolo, a shareholder in a corporation that is a partner of Heller Ehrman LLP, currently serves as our corporate secretary.

Item 6. Indemnification of Directors and Officers.

The registrant’s Certificate of Incorporation, as amended, limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware law, or (iv) for any transaction for which the director derived an improper personal benefit.

The registrant’s Certificate also provides that the registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise,

2

against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Certificate also empowers the Board of Directors to provide, at its option, similar indemnification to employees or agents of the registrant. The registrant has entered into separate indemnification agreements with its directors and officers that could require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.		Description

4.1	(1)	Form of Common Stock Certificate

4.2	(3)	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

5.1		Opinion of Heller Ehrman LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Heller Ehrman LLP (filed as a part of Exhibit 5.1)

24.1		Power of attorney (set forth on signature page)

99.1	(2)	Neurobiological Technologies, Inc. 2003 Equity Incentive Plan

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA), and incorporated herein by reference.
(2)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 28, 2005, and incorporated herein by reference.
(3)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form 8-A filed on May 20, 2005 and is incorporated herein by reference.

Item 9. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

3

Provided, however,

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB(§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will,

4

as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on February 23, 2006.

Neurobiological Technologies, Inc.

By:	/s/ Jonathan R. Wolter
Jonathan R. Wolter
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Paul E. Freiman and Jonathan R. Wolter as his attorney-in-fact, with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul E. Freiman Paul E. Freiman	Director, President and Chief Executive Officer (Principal Executive, Accounting and Financial Officer)	February 23, 2006

/s/ Jonathan R. Wolter Jonathan R. Wolter	Vice President and Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	February 23, 2006

/s/ Abraham E. Cohen Abraham E. Cohen	Chairman of the Board	February 23, 2006

/s/ Enoch Callaway, M.D. Enoch Callaway, M.D.	Director	February 23, 2006

/s/ Ronald E. Cape, Ph.D. Ronald E. Cape, Ph.D.	Director	February 23, 2006

/s/ Theodore L. Eliot, Jr. Theodore L. Eliot, Jr.	Director	February 23, 2006

F. Van Kasper	Director

Abraham D. Sofaer	Director

/s/ John B. Stuppin John B. Stuppin	Director	February 23, 2006

EXHIBIT INDEX

Exhibit No.		Description
4.1	(1)	Form of Common Stock Certificate

4.2	(3)	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

5.1		Opinion of Heller Ehrman LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Heller Ehrman LLP (filed as a part of Exhibit 5.1)

24.1		Power of attorney (set forth on signature page)

99.1	(2)	Neurobiological Technologies, Inc. 2003 Equity Incentive Plan

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA), and incorporated herein by reference.
(2)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 28, 2005, and incorporated herein by reference.
(3)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form 8-A filed on May 20, 2005 and is incorporated herein by reference.